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                                                                     EXHIBIT 3.1

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

         - FIRST: That at a meeting of the Board of Directors of RMI.Net, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

         "The name of the corporation is Internet Commerce & Communications, Inc."

         - SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         - THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         - FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


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                                        RMI.NET, INC.,
                                        a Delaware corporation

                                        By: /s/ Douglas H. Hanson
                                           ----------------------------------
                                           Name: Douglas H. Hanson
                                           Its:  Chief Executive Officer and
                                                 Chairman of the Board

ATTEST

By: /s/ Christopher J. Melcher
   ---------------------------------
   Christopher J. Melcher, Secretary



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